Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2009, relating to the consolidated financial statements and financial statement schedule of Maxim Integrated Products, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of (i) Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109, effective July 1, 2007, and (ii) Emerging Issues Task Force Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements, effective July 1, 2007, and of our report dated August 26, 2009 on the effectiveness of Maxim Integrated Products Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Maxim Integrated Products, Inc. for the year ended June 27, 2009.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 2, 2010